EXHIBIT 99.1

520 Third Street, Fourth Floor, Santa Rosa, CA 95401 (844) 446-8201

FOR IMMEDIATE RELEASE	Contact:	Bradley Satenberg
Investor Relations
(844) 446-8201
investorrelations@lbsavings.com

LUTHER BURBANK CORPORATION ANNOUNCES FIRST QUARTER 2020 EARNINGS RELEASE AND CONFERENCE CALL DATES

SANTA ROSA, Calif. (April 10, 2020) - Luther Burbank Corporation (the “Company”) (NASDAQ: LBC), the holding company for Luther Burbank Savings (the “Bank”), announced today that it will release its financial results as of and for the quarter ended March 31, 2020 after the market closes on Monday, May 4, 2020.

Simone Lagomarsino, President and Chief Executive Officer of Luther Burbank Corporation, and Laura Tarantino, Executive Vice President and Chief Financial Officer, will host a conference call on Tuesday, May 5, 2020 at 8:00 AM (PT) to discuss the Company’s results for the period.

Analysts, investors, and the general public may listen to a discussion of the Company’s quarterly performance and a question/answer session by using the phone number or live webcast link listed below. The webcast will include a slide presentation that will be available for review and may be referenced during the call. It is recommended that participants dial into the conference call or log into the webcast approximately 10 minutes prior to the call.

Conference Call Details:
Date: May 5, 2020
Time: 8:00 AM (PT)
Phone Number: (877) 221-8769
Conference ID: 5290768
Webcast URL: https://edge.media-server.com/mmc/p/u5n3x6h8

About Luther Burbank Corporation
Luther Burbank Corporation is a publicly owned company traded on the NASDAQ Capital Market under the symbol “LBC.” The Company is headquartered in Santa Rosa, California with total assets of $7.0 billion, total loans of $6.2 billion and total deposits of $5.2 billion as of December 31, 2019. It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California-chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing personal banking and business banking services. It offers consumers a host of highly competitive depository and mortgage products coupled with personalized attention. Business customers benefit from boutique-quality service along with access to products which meet their unique financial needs from the convenience of online and mobile banking, robust cash management solutions, and high-yield liquidity management products to multifamily and commercial real estate lending. Currently operating in California, Oregon and Washington, from ten branches in California, one branch in Washington and eight lending offices located throughout the market area, Luther Burbank Savings is an equal housing lender. For additional information, please visit lutherburbanksavings.com.
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